UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     February 27, 2015

MUTUALFIRST FINANCIAL, INC.
(Exact name of registrant as specified in its chapter)

Maryland	000-27905	35-2085640
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

110 E. Charles Street, Muncie, Indiana	47305-2419
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:      (765) 747-2800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                          Entry Into a Material Definitive Agreement.

On February 26, 2015, MutualFirst Financial, Inc. (the "Company")  entered into a Standstill Agreement (the "Agreement") with Financial Edge Fund, L.P., Financial Edge - Strategic Fund, L.P., PL Capital Focused Fund, L.P., Goodbody/PL Capital, L.P., PL Capital, LLC, PL Capital Advisors, LLC, Goodbody/PL Capital, LLC, John W. Palmer and Richard J. Lashley  (collectively, the "PL Capital Parties").

The Agreement provides that on February 26, 2015, the Board of Directors of the Company will amend Section 2.11(a) of the Company's Amended and Restated Bylaws to remove the requirement that in order to qualify to stand for election or to continue to serve as a director of the Company, a person must have his or her principal residence in any county in which the Company or any of its subsidiaries has an office.  The Agreement also provides that on February 26, 2015, the Company's Board of Directors will be expanded from twelve members to thirteen members, and Mr. Lashley will be appointed as a director of the Company to serve in the class of directors with terms expiring at the Company's 2017 annual meeting of stockholders.  The Agreement further provides that on February 26, 2015, the Board of Directors of the Company will cause the Board of Directors of the Company's wholly owned banking subsidiary, MutualBank (the "Bank"), to expand the Bank's Board of Directors to thirteen members and to appoint Mr. Lashley to fill the vacancy created by the expansion of the Bank's Board of Directors to serve until the annual meeting of the Bank's sole stockholder in 2015, at which time the Company, as sole stockholder of the Bank, will elect Mr. Lashley to a two-year term to expire at the Bank's 2017 annual meeting.

Until the later of the date of the Company's 2016 annual meeting of stockholders or the last day that Mr. Lashley (or any substitute nominee) serves as a director of the Company or the Bank (the "Standstill Period"), the PL Capital Parties have agreed not to, among other things: (i) acquire, offer or propose to acquire or agree to acquire beneficial ownership in excess of 9.99% of the outstanding common stock of the Company; (ii) engage in or participate in any solicitation of proxies with respect to the voting of any securities of the Company; (iii) form, join or participate in a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (other than a group involving solely members of the PL Capital Parties) with respect to securities of the Company; (iv) acquire, offer or propose to acquire or agree to acquire any of the assets of the Company; (v) arrange or participate in any financing (except for margin loan financing for shares beneficially owned) for the purchase of any securities of the Company; (vi) propose or seek to offer to the Company or any of its stockholders any business combination, restructuring, recapitalization or similar transaction or otherwise seek to control or change the management, board of directors or policies of the Company or the Bank, propose or seek any amendment, waiver or modification of the articles of incorporation or bylaws of the Company, nominate any person as a director of the Company who is not nominated by the then incumbent directors (provided that if there is a vacancy on the board the PL Capital Parties may submit suggestions to the board of directors or the nominating and governance committee for nominees), or propose any matter to be voted upon by the Company's stockholders; (vii) sell, transfer or otherwise dispose of any interest in the shares of common stock of the Company beneficially owned by the PL Capital Parties to any person that would reasonably be understood to be the beneficial owner of 5% or more of the outstanding shares of the common stock, except in a transaction approved by the Company's Board of Directors; (viii) initiate or participate in any litigation against the Company or the Bank or their respective directors or officers; or (ix)

announce an intention to or enter into any arrangement or understanding with others to do or assist others to do any of the foregoing actions.

At any annual meeting of the Company's stockholders during the Standstill Period, the PL Capital Parties also have agreed: (1) to vote all shares of common stock of the Company they beneficially own in favor of the nominees for election or re-election as a director of the Company selected by the Board of Directors, and (2) with respect to any other proposal submitted by any stockholder to a vote of the Company's stockholders, to vote all of the shares of common stock of the Company they beneficially own in accordance with the recommendation of the Board of Directors with respect to any such stockholder proposal.

The Agreement provides that it will not be construed to limit or affect: (1) any action or inaction by Mr. Lashley in his capacity as a member of the Company's or the Bank's Board of Directors, provided he acts in good faith in the discharge of his fiduciary duties as a board member; or (2) the ability of the PL Capital Parties to engage in discussions with the president and chief executive officer of the Company, or upon invitation, with other members of management or the Board of Directors of the Company.

The foregoing description is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)            Pursuant to the Agreement, the Board of Directors of the Company appointed Richard J. Lashley as a director of the Company with a term commencing on February 26, 2015 and expiring at the Company's 2017 annual meeting of shareholders.  The Board committees to which Mr. Lashley will be appointed have not yet been determined.

Mr. Lashley is a co-founder and principal of PL Capital since 1996.  Prior to joining PL Capital, Mr. Lashley was a CPA and corporate finance advisor at KPMG from 1984-1996.

Mr. Lashley will generally be entitled to the same compensation arrangement as is provided to the other non-employee directors of the Company and the Bank.  A description of this arrangement is contained under the heading "Director Compensation" in the Company's definitive proxy statement filed with the Securities and Exchange Commission (the "SEC") on March 25, 2014 and is incorporated herein by reference.

Mr. Lashley has not engaged in any transaction with the Company that requires disclosure of any information pursuant to Item 404(a) of SEC Regulation S-K.

Item 5.03                   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)            On February 26, 2015, the Board of Directors of the Company amended Section 2.11(a) of Article II of the Company's amended and restated bylaws to remove the requirement that in order to qualify to stand for election or continue to serve as a director of the Company, a person must have his or her principal residence in any county in which the Company or any of its subsidiaries has an office. A copy of the Company's bylaws as amended is attached as an exhibit to this report.

Item 8.01                 Other Events.

On February 27, 2015, the Company issued a press release announcing the execution of the Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                 Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

The following exhibits are included herewith.

Exhibit Number	Description
3(ii)	Company Bylaws (as amended)
10.1	Standstill Agreement, dated February 26, 2015, by and among, MutualFirst Financial, Inc. and PL Capital Parties
99.1	Press Release dated February 27, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MUTUALFIRST FINANCIAL, INC.

Date: February 27, 2015	By:	/s/David W. Heeter
David W. Heeter
President and Chief Executive Officer

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